UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 15, 2008

Golden Oval Eggs, LLC

(Exact name of Registrant as Specified in its Charter)

Delaware

(State Or Other Jurisdiction Of Incorporation)

000-51096	20-0422519
(Commission File Number)	(I.R.S. Employer Identification No.)

1800 Park Avenue East P.O. Box 615 Renville, MN	56284
(Address Of Principal Executive Offices)	(Zip Code)

(320) 329-8182

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 2, 4, 6 and 8 are not applicable and therefore omitted.

Item 1.01               Entry Into A Material Definitive Agreement.

On May 23, 2006, Golden Oval Eggs, LLC (the “Company”) and GOECA, LP, entered into an Asset Purchase and Sale Agreement (the “Agreement”) with Moark, LLC, Cutler at Abbeville, L.L.C., Hi Point Industries, LLC, L&W Egg Products, Inc., Norco Ranch, Inc. and Moark Egg Corporation (collectively, the “Seller”).  Moark, LLC is a subsidiary of Land O’Lakes, Inc. (“LOL”). Cutler at Abbeville, L.L.C., Hi Point Industries, LLC, L&W Egg Products, Inc., Norco Ranch, Inc. and Moark Egg Corporation are all wholly-owned subsidiaries of Moark, LLC. Collectively, the Company and GOECA, LP are referred to herein as the “Buyer.”  On June 30, 2006, the Buyer and the Seller completed the transactions contemplated by the Agreement and Buyer purchased certain assets and assumed certain liabilities relating to Seller’s business of manufacturing, marketing, selling and distributing liquid egg products.

On February 15, 2008, the Seller, LOL and the Buyer entered into an Amendment to Asset Purchase Agreement (the “Amendment”).  Under the Amendment, the purchase price set forth in the Agreement was reduced by $17,000,000 plus the sum of any earn out payment under the Agreement.  The reduction in the purchase price was effected by cancellation of that certain subordinated promissory note in principal amount of $17,000,000 issued by the Company on June 30, 2006 (the “Note”) and cancellation of any obligations owed by the Buyer in respect of the earn out payment.  In connection with the cancellation of the Note, the parties to the Amendment also cancelled the related security agreement dated as of June 30, 2006 by and between the Buyer and LOL and cancelled that certain warrant dated June 30, 2006 issued to LOL for the purchase of Class B Units of the Company.  Through the Amendment, LOL also converted effective February 15, 2008 the 697,350 Class B Units of the Company held by it into 697,350 Class A Common Units of the Company (prior to the amendment to the Limited Liability Company Agreement described in Item 5.03, referred to as the “Class A Units”).

In exchange for the agreement by LOL to release the Company from the obligation to pay all outstanding interest under the Note (an amount equal to $3,241,643.77), the Company issued LOL a warrant (the “2008 Warrant”) to purchase 880,492 of its newly-created Class A Convertible Preferred Units (“Class A Preferred Units”).  The 2008 Warrant has a term of seven years, is vested in full as of the date of grant, and has an exercise price of $0.01 per Class A Preferred Unit.  In connection with the issuance of the 2008 Warrant, the Board of Managers of the Company adopted a Certificate of Designation relating to the Class A Preferred Units that is described in Item 5.03 hereof.

The Amendment also contains a mutual general releases by the parties of one another and customary representations and warranties.

The summaries of Amendment and the 2008 Warrant do not purport to be complete and are subject to and qualified in their entirety by reference to each such document, which are included as Exhibits 10.1 and 10.2 of Item 9.01 to this Form 8-K and are incorporated by reference into this Item 1.01.

Item 3.02                                             Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 herein is incorporated by reference into this Item 3.02 of this Current Report on Form 8-K.

On February 15, 2008, the Company issued the 2008 Warrant to LOL in accordance with the Amendment.  Based on the manner of sale of the 2008 Warrant and representations of LOL (which represents itself as an “accredited investor”), the Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Regulation D thereof.

On February 15, 2008, the Company issued 697,350 Class A Common Units of the Company to LOL upon conversion of the 697,350 Class B Units of the Company issued to LOL on June 30, 2006.  Based on manner of issuance of the Class A Common Units through the conversion of the Class B Units, the Company relied upon the exemption from registration afforded by Section 3(a)(9) of the Securities Act of 1933, as amended.

Item 5.03               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information set forth in Item 1.01 herein is incorporated by reference into this Item 5.03 of this Current Report on Form 8-K.

In connection with the Amendment, the Board of Managers of Golden Oval Eggs, LLC adopted an Amendment No. 1 to Amended and Restated Limited Liability Company Agreement of the Company dated February 15, 2008 (the “LLC Amendment”).  The LLC Amendment renames the Company’s “Class A Units” as the Company’s “Class A Common Units.”  The LLC Amendment also terminates the Company’s Class B Units as a class of membership interests at the time that no Class B Units are issued and outstanding, and effective as of such time, terminates the Certificate of Designation relating to the Company’s Class B Units.

Further, effective February 15, 2008, the Company’s Board of Managers adopted a Certificate of Designation relating to the Class A Preferred Units (the “Certificate”).  The Class A Preferred Units are designated and issued pursuant to, and shall be entitled to such rights, preferences and benefits which are set forth in the Certificate, which is incorporated as a part of the Company’s Limited Liability Company Agreement, as amended.

The Certificate authorizes the issuance of Class A Preferred Units only upon the exercise of the 2008 Warrant, with the number of units constituting the series set at 880,492.  The Certificate may not be amended without the prior written consent of all holders of the Class A Preferred Units.

Except as provided in the Certificate, the interests of the Class A Preferred Units and the rights of the holders of Class A Preferred Units are equal in all respect to those of the Class A Common Units and holders of Class A Common Units of the Company.  The Certificate provides that holders of Class A Preferred Units are not entitled to vote on matters put before the members of the Company, except for amendments to the Certificate.  Further, without the written consent of all holders of Class A Preferred Units, the Company may not create or authorize the creation of any additional class or series of units which would have rights superior or equal to the Class A Preferred Units with regard to a liquidation of the Company.  Additionally, the Company may not amend the Amended and Restated Limited Liability Company Agreement (as amended), if the amendment would modify the rights, powers, preferences or privileges of the Class A Preferred Units or the rights or interests of the holders of Class A Preferred Units.

Each Class A Preferred Unit is convertible, at the option of the holder, into Class A Common Units equal to the aggregate number of units, other than Class A Preferred Units, outstanding as of the date of conversion divided by the aggregate number of Class A Common Units outstanding as of February 15, 2008, which includes the Class A Common Units issued to LOL upon the conversion of 697,350 Class B Units and does not include the Class A Preferred Units.  The Class A Preferred Units are only transferable with the prior written consent of the Company’s Board of Managers, subject to the right of the holder of the Class A Preferred Units to pledge them as collateral to support is own financing.

Upon issuance of the Class A Preferred Units following exercise of the 2008 Warrant, the Company will make allocations and distributions with respect to the Class A Preferred Units on the basis set forth in the Certificate.  In the event of any liquidation, dissolution or winding-up of the Company’s affairs and after payment of the debts and other liabilities of the Company, the holders of Class A Preferred Units will be entitled to receive $11.357 per Class A Preferred Unit, plus an amount equal to accrued and unpaid dividends, before any distribution may be made to the holders of any other units of the Company (including the holders of Class A Common Units).

The Certificate also provides that LOL, as a member of the Company, is not deemed to be a competitor of the Company under the Amended and Restated Limited Liability Company Agreement, as amended.

The summaries of the LLC Amendment and the Certificate do not purport to be complete and are subject to and qualified in their entirety by reference to each such document, which are included as Exhibits 3.4 and 3.5 of Item 9.01 to this Form 8-K and are incorporated by reference into this Item 5.03.

Item 9.01               Financial Statements and Exhibits.

Exhibit No.	Description
3.4	Amendment No. 1 to Amended and Restated Limited Liability Company Agreement of Golden Oval Eggs, LLC dated as of February 15, 2008.
3.5	Certificate of Designation of Class A Convertible Preferred Units of Golden Oval Eggs, LLC effective as of February 15, 2008.
10.1

Amendment to Purchase Agreement dated February 15, 2008 by and among Moark, LLC, Cutler at Abbeville, L.L.C., Hi Point Industries, LLC, L & W Egg Products, Inc., Norco Ranch, Inc., Moark Egg Corporation, Land O’Lakes, Inc., Golden Oval Eggs, LLC, and GOECA, LP.

10.2	Warrant dated February 15, 2008 to purchase 880,492 Class A Convertible Preferred Units of Golden Oval Eggs, LLC issued to Land O’Lakes, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GOLDEN OVAL EGGS, LLC

By:	/s/ Dana Persson
Dana Persson
President and Chief Executive Officer

Date:   February 20, 2008